Exhibit 99.1
Press Release

AVIS BUDGET GROUP ANNOUNCES CLOSING
OF $450 MILLION TERM ASSET-BACKED NOTES

PARSIPPANY, N.J., October 1, 2009 – Avis Budget Group, Inc. (NYSE: CAR) announced today that its Avis Budget Rental Car Funding (AESOP) LLC subsidiary has closed its $450 million Series 2009-2 asset-backed term notes.  The 5.68% notes were priced to yield 5.75%, have an expected final payment date in February 2013 and are rated Aaa by Moody’s Investors Service.

“We are pleased to be seeing continued strong investor interest in Avis Budget’s securitization program, with this offering well over-subscribed,” said David B. Wyshner, Avis Budget Group Executive Vice President and Chief Financial Officer.  “Between this transaction and the $450 million ABS issue we completed in July, we have refinanced almost all of the $1 billion of domestic ABS term debt maturities scheduled for 2010.”

Based on the Company’s current fleet composition, the notes are expected to provide the Company with an advance rate of more than 60% on applicable collateral.

The Series 2009-2 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws, and may not be offered or sold in the United States without registration under the Securities Act or pursuant to any applicable exemption from such registration.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Series 2009-2 Notes, nor shall it constitute an offer, solicitation or sale of the Series 2009-2 Notes in any state in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.  Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, a weaker-than-anticipated economic environment, the high level of competition in the vehicle rental industry, greater-than-expected cost increases for new vehicles, disposition of vehicles not covered by manufacturer repurchase programs, the financial condition of the manufacturers of our cars, a greater-than-anticipated downturn in airline passenger traffic, an occurrence or threat of terrorism, our ability to obtain financing for our operations, including the funding of our vehicle fleet via the asset-backed securities market and the financial condition of financial-guaranty firms that have insured a portion of our outstanding vehicle-backed debt, higher-than-expected fuel costs, fluctuations related to the mark-to-market of derivatives which hedge our exposure to exchange rates, interest rates and fuel costs, the Company’s ability to meet or amend financial covenants associated with its borrowings and the Company’s ability to accurately estimate its future results and implement its strategy for cost savings and growth, particularly in the current environment.  Other unknown or unpredictable factors also could have material adverse effects on Avis Budget Group’s performance or achievements.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.  Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 included under headings such as "Forward-Looking Statements", "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in other filings and furnishings made by the Company with the SEC from time to time.  Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

About Avis Budget Group, Inc.
Avis Budget Group is a leading provider of vehicle rental services, with operations in more than 70 countries. Through its Avis and Budget brands, the company is a leading general-use vehicle rental company in each of North America, Australia, New Zealand and certain other regions based on published airport statistics.  Avis Budget Group is headquartered in Parsippany, N.J. and has approximately 24,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Media Contact                                                                Investor Contact
John Barrows                                                                 David Crowther
(973) 496-7865                                                                (973) 496-7277